UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2005

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-76630	65-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Merced Drive, Suite A Riverside, CA	92503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 687-6100

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of Officers

On January 27, 2006, Mr. Russell Preston resigned from his position as Chief Executive Officer of the Registrant, effective immediately. Mr. Preston will continue to serve as a member of the Registrant’s Board of Directors.

On January 27, 2006, Mr. William Jeff Manis resigned from his position of Co-President for the Registrant. Ms. Janice L. Gordon will remain in her position as President of the Registrant and a another Co-President will not be appointed.

(c) Appointment of Officer

On January 27, 2006, the Registrant’s Board of Directors, concurrent with the acceptance of Mr. Preston’s resignation, appointed Mr. Michael Edison to serve as the Registrant’s Chief Executive Officer, effective immediately. At the time of this report, no employment agreement has been finalized between the Registrant and Mr. Edison; however, the Registrant has agreed to grant Mr. Edison stock options to purchase of 2 millions shares at $0.10 per share for a period of 10 years as partial compensation for his services.

Michael Edison, age 60, currently serves as the Chief Executive Officer, President and as a Board Member of Hesperia Holding, Inc., a publicly traded and 34 Act reporting company. Mr. Edison has been involved with Hesperia Holding since June 13, 2005. From 1985 to present, Mr. Edison has been the Chief Executive Officer and Chairman of the Board of the Insur-Family of companies, a private family-held investment holdings company. Mr. Edison is also the Chief Executive Officer and Chairman of the Board of Private Wealth Management Group, LLC, positions he has held since November 2003. In addition, from 1992 to the present, Mr. Edison has been the Chief Executive Officer and Chairman of the Board of Edison Management Group. Mr. Edison received his Bachelor of Science degree from C. Michigan University in 1968, and advanced degrees from Dartmouth College of Executive Management and the Center for Creative Leadership in Greensboro, North Carolina.

(d) Election of a New Director

On January 27, 2006, the Registrant’s Board of Directors appointed Michael Edison to serve as a member of the Registrant’s Board of Directors. The Registrant expanded its Board from five members to seven members. Mr. Edison is one of the two new directors appointed and he will serve until the next annual meeting of the Registrant’s stockholders.

On January 27, 2006, the Registrant’s Board of Directors appointed George W. Hannah II to serve as a member of the Registrant’s Board of Directors. Mr. Hannah is the second new director to be appointed and will serve until the next annual meeting of the Registrant’s stockholders.

George W. Hannah, age 51, has over 20 years of experience in the oil industry as well as the telecommunications industry. Since 2005, Mr. Hannah has served as Chairman and CEO of Strategic Marketing Associates, Inc. in Las Vegas, Nevada. Prior to that, from 2000 to 2005, Mr. Hannah served as the President and CEO of First Public Mortgage. Mr. Hannah also gained telecommunication experience from 1993 through 1995, while serving as President and CEO of Triad Studios, Triad Entertainment, Triad Pictures and Triad Digital Communications.

On May 5, 2005, the Registrant’s Board of Directors appointed Mr. David Reding to server as a member of the Registrant’s Board of Directors. Mr. Reding was appointed at the time of the acquisition of CA Networks and will serve until the next annual meeting of the Registrant’s stockholders.

David Reding, age 48, has 25 years experience in management consulting, operations, and manufacturing, safety engineering, and planning. Twenty thee of those years were at the management level. Since 2005, he is an independent management consultant, working with companies and non-profit organizations, as well as holding speaking engagements with organizations needing business process improvements. Prior to that, from 1994 through 2004, Mr. Reding was a partner of Demma, Davis & Reding, a management consultant firm, where he managed consultants who assessed the operations of organizations, recommended process changes for overall improvement, and assisted in the firms implementation. DDR clients included Hewlett-Packard, U.S. Steel, Coca Cola USA, Xerox, IBM, Dephi. Mr. Reding also gained Quality Systems and Operations Management experience, from 1987 through 1994, while working at Abbort Laboratories, where he was responsible for divisional quality systems implementation and the manufacture of $400,000,000 product line of complex diagnostic blood analyzers.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE COMPANIES, INC.

By:  /s/ Michael Edison

Michael Edison, Chief Executive Officer

Date: January 30, 2006